EXHIBIT 10.1

LOAN AGREEMENT AND PROMISSORY NOTE

THIS LOAN AGREEMENT AND PROMISSORY NOTE (the “Note”), is made this 11th day of December, 2018, by and among Global Payroll Gateway, Inc. a corporation organized under the laws of the State of California (hereinafter, known as “LENDER”) and Sharing Services Inc., a Corporation organized under the laws of the State of Texas whose Federal Tax ID is 30-0869786 and its wholly owned subsidiaries Webpreneur, LLC, Elevacity Global LLC and any future wholly owned subsidiaries (hereinafter, known as “BORROWER”). BORROWER and LENDER shall collectively be known herein as “the Parties”. In determining the rights and duties of the Parties under this Loan Agreement, the entire document must be read as a whole.

PROMISSORY NOTE

FOR VALUE RECEIVED, BORROWER promises to repay to the order of LENDER, the sum of $1,000,000 (One Million) dollars together with interest thereon at a rate of 10 percent (10%) per annum.

ADDITIONAL LOAN TERMS

The BORROWER and LENDER, hereby further set forth their rights and obligations to one another under this Loan Agreement and Promissory Note and agree to be legally bound as follows:

A. Principal Loan Amount: $1,000,000 (One Million) dollars

B. Term of Loan: one year

C. Exclusivity of service:

BORROWER agrees that as a material inducement, in addition to the interest paid on this loan and as partial security for this loan, that LENDER shall serve as the exclusive provider of payment services to BORROWER for as long as LENDER is able to provide payment services. This exclusivity does not extend to payment services that LENDER cannot or will not provide and does not extend to services that the BORROWER currently has in place.

D. Loan Repayment Terms:

BORROWER will make payments to LENDER each week per the schedule attached hereto as Schedule I.

E. Prepayment options:

BORROWER may at its discretion pay outstanding Principal at any time with no penalty.

F. Method of Loan Payment:

The LENDER shall post weekly payments for Principal and Interest separately into the GPG Payout Account that BORROWER maintains with LENDER.

G. Default:

The occurrence of any of the following events shall constitute a Default by the BORROWER of the terms of this loan agreement and promissory note:

1-	BORROWER’S failure to pay any amount due as principal or interest on the date required under this loan agreement.

2-	BORROWER seeks an order of relief under the Federal Bankruptcy laws.

3-	A federal tax lien is filed against the assets of BORROWER.

4-	BORROWERS credit card processing Chargeback Ratio (number of credit card Chargebacks divided into the total number of credit card Sale transactions in a calendar month) for the month of December exceeds 0.75%

5-	BORROWERS credit card processing Chargeback Ratio for the month of January exceeds 0.50%

H. Additional Provisions Regarding Default:

1-	Cure of Default. Upon default, LENDER shall give BORROWER written notice of default via delivered email, which shall constitute prima facie evidence of delivery. BORROWER shall have 5 days after receipt of written notice of default from LENDER to cure defaults related to items G1, G2 and G3. BORROWER shall have 30 days after receipt of written notice of default from LENDER to cure defaults related to items G4 and G5. In the case of any default, LENDER may at its discretion: (i) charge the full outstanding Principal at the time of default to the GPG Payout Account that BORROWER maintains with LENDER; or (ii) charge a partial portion of the outstanding Principal at the time of default to the GPG Payout Account that BORROWER maintains with LENDER.

2-	Penalty for Late Payment. There shall also be imposed upon BORROWER a 1.5% penalty for any late payment computed upon the amount of any principal and accrued interest whose payment to LENDER is overdue under this loan agreement and for which LENDER has delivered a notice of default to BORROWER.

3-	Indemnification of Attorney’s Fees and Out-of-Pocket Costs. Should any party materially breach this agreement, the non-breaching party shall be indemnified by the breaching party for its reasonable attorney’s fees and out-of-pocket costs which in any way relate to, or were precipitated by, the breach of this agreement. The term “out-of-pocket costs”, as used herein, shall not include lost profits. A default by BORROWER which is not cured within 5 days after receiving a written notice of default from LENDER constitutes a material breach of this agreement by BORROWER.

I. Notices:

If to BORROWER: legal@shrvinc.com, JT@shrvinc.com

If to LENDER: compliance@gpgway.com

J. Parties That Are Not Individuals:

If any Party to this agreement is other than an individual (i.e., a corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party, hereby represents and warrants that all steps and actions have been taken under the entity’s governing instruments to authorize the entry into this Loan Agreement. Breach of any representation contained in this paragraph is considered a material breach of the Loan Agreement.

K. Integration:

This Agreement, including the attachments mentioned in the body as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations and warranties, express or implied, oral or written, with respect to the subject matter hereof, are superseded by this agreement.

L. Severability:

In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of this Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

M. Assignments:

The rights and obligations of either party under this Agreement are not assignable to a third person, without the prior written consent of the other party.

N. Amendments:

Any amendments to this Agreement, as well as any additions or deletions, shall be agreed in writing by both the Parties.

O. Modification:

Except as otherwise provided in this document, this agreement may be modified, superseded, or voided only upon the written and signed agreement of the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the agreement contained herein.

P. Exclusive Jurisdiction for Suit in Case of Breach:

The Parties, by entering into this agreement, submit to jurisdiction in State of California for adjudication of any disputes and/or claims between the Parties under this agreement. Furthermore, the Parties hereby agree that the courts of State of California shall have exclusive jurisdiction over any disputes between the parties relative to this agreement, whether said disputes sounds in contract, tort, or other areas of the law.

L. State Law:

This Agreement shall be interpreted under, and governed by, the laws of the State of California.

IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, BORROWER and LENDER affix their signatures hereto.

LENDER: Global Payroll Gateway, Inc.		Borrower: Sharing Services, Inc.

By:		By:
	Jamsheed Amirie		John “JT” Thatch
Its:	CEO	Its:	CEO
Date:	December 11, 2018	Date:	December 11, 2018